Exhibit 10.4
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
EL PASO PIPELINE PARTNERS, L.P.
AND
THE PURCHASERS NAMED ON THE SIGNATURE PAGES HERETO

REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2008, by and among El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers set forth on the signature pages to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Restricted Units pursuant to the Securities Purchase Agreement, dated as of September 30, 2008, by and among the Partnership and the Purchasers (the “Purchase Agreement”); and
     WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
     “Closing Date” means September 30, 2008 or such other date as shall be agreeable to the Parties.
     “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission, or any successor system thereto.
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “General Partner” means El Paso Pipeline GP Company, L.L.C. a Delaware limited liability company and the general partner of the Partnership.
     “Holder” means the record holder of any Registrable Securities.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
     “Liquidated Damages Multiplier” has the meaning specified therefor in Section 2.01(b).

     “Losses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “NYSE” means the New York Stock Exchange, Inc.
     “Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.
     “Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means: (i) the Restricted Units and (ii) any Units issued as Liquidated Damages pursuant to Section 2.01 of this Agreement, if any, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.05(b) of this Agreement.
     “Restricted Units” means the Units to be issued and sold to the Purchasers pursuant to the Purchase Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.05(b) of this Agreement.
     “Selling Holder” means a Holder who is selling Restricted Units pursuant to a registration statement.
     “Selling Holder Indemnified Persons” has the meaning specified therefore in Section 2.06(a) of this Agreement.
     “Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).
     “Target Effective Date” has the meaning specified therefore in Section 2.01(a) of this Agreement.
     “Unit Purchase Price” means the amount per Restricted Unit each Purchaser will pay to the Partnership to purchase the Restricted Units.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or is declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable

Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.08 hereof; or (d) when such Registrable Security is held by the Partnership or its Affiliates or subsidiaries; or (e) one year after the Closing Date.
     Section 1.03 Rights and Obligations. Except for the rights and obligations under Section 2.06 herein, all rights and obligations of each Purchaser under this Agreement, and all rights and obligations of the Partnership under this Agreement with respect to such Purchaser, shall terminate when such Purchaser is no longer a Holder.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Shelf Registration.
     (a) Deadline To Become Effective. As soon as practicable following the Closing Date, but in any event within 120 days of the Closing Date, the Partnership shall prepare and file a Shelf Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership. The Partnership shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 180 days following the Closing Date (the “Target Effective Date”). The Partnership will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers and any transferee or assignee who was transferred or assigned rights under this Agreement in accordance with Section 2.08 and (ii) the date as of which all such Registrable Securities cease to be Registrable Securities pursuant to Section 1.02 of this Agreement (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, the Partnership shall provide the Purchasers with written notice of the effectiveness of the Shelf Registration Statement.
     (b) Failure To Become Effective. If the Shelf Registration Statement required by Section 2.01 does not become or is not declared effective on or before the Target Effective Date, then each Purchaser shall be entitled to a payment (with respect to the Restricted Units of each such Purchaser), as liquidated damages and not as a penalty, (a) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to (i) 0.25% times (ii) the product of (A) the Unit Purchase Price times (B) the number of Restricted Units held by such Purchaser (such product of (A) and (B) being the “Liquidated Damages Multiplier”), and (b) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, with such payment amount increasing by an additional amount equal to 0.25% times the Liquidated Damages Multiplier per non-overlapping 30-day period for each subsequent 60 days up to a maximum amount equal to 1.0% times the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”) (i.e., 0.5% for 61-120 days; 0.75% for 121-180 days; and 1.0% thereafter); provided, that the aggregate amount of Liquidated Damages payable by the Partnership under this Agreement to each Purchaser shall not exceed 5.0% of the Unit Purchase Price multiplied by the number of Restricted Units held by such Purchaser. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such non-overlapping 30-day period. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment will violate a covenant in an existing credit agreement or other indebtedness, then the Partnership may pay the Liquidated Damages in kind in the form of the issuance of additional Units, unless otherwise not permitted. Upon any issuance of Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Shelf Registration Statement prior to its effectiveness adding such Units to such Shelf Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE to list such additional Units. The determination of the number of Units to be issued as Liquidated Damages shall be equal to the average of the closing sales prices of the Partnership’s Units for the ten (10) trading days immediately preceding the date on which the liquidated damages payment is due, less a discount of 2%. The payment of liquidated damages to a Purchaser shall cease at the earlier of (i) such time as the Shelf Registration Statement is declared effective or (ii) one year from the Closing Date.
     (c) Waiver of Liquidated Damages. If the Partnership is unable to cause a Shelf Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of a majority of the outstanding Registrable Securities, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities.
     (d) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf

Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Purchaser in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     (e) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Shelf Registration Statement as a result of a suspension pursuant to Section 2.01(d) of this Agreement in excess of the periods permitted therein or (ii) the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period or (y) the sixty-first (61st) Business Day after the Shelf Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(e), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.
     (f) Termination of Rights. Other than as set forth otherwise in this Agreement, a Holder’s rights (and any transferee’s rights pursuant to Section 2.08) under this Section 2.01, including rights to Liquidated Damages (other than Liquidated Damages owing but not yet paid), shall terminate upon the termination of the Effectiveness Period.
     (g) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder of Registrable Securities shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an underwritten offering solely on behalf of such Holder.
     Section 2.02 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
     (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
     (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;
     (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
     (d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;
     (e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

     (f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
     (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
     (i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;
     (j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
     (k) if requested by a Purchaser, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
     (l) The Partnership agrees that, if any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Shelf Registration Statement and any amendment or supplement thereof, then the Partnership will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at any Purchaser’s request, the Partnership will furnish to such Purchaser, on the date of the effectiveness of the Shelf Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a “cold comfort” letter, dated such date, from the Partnership’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Shelf Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the General Partner addressed to the Purchaser; provided, however, that with respect to any Placement Agent, the Partnership’s obligations with respect to this Section 2.02(l) shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents.
     Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.02, shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.02 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.03 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, including the execution of the initial Selling Unitholder Notice and Questionnaire attached at Exhibit A to this Agreement by the date specified thereon.
     Section 2.04 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees that neither it nor its Affiliates will effect any public sale or distribution of any Registrable Securities during the 30-day period beginning the day after the pricing date of an Underwritten Offering of equity securities by the Partnership or its Affiliates (except as provided in this Section 2.04); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of the Partnership on whom a restriction is imposed.
     Section 2.05 Expenses.
     (a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.06 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
     (b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement pursuant to Section 2.01 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.
     Section 2.06 Indemnification.
     (a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
     (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling

Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
     (a) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.06. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
     (b) Contribution. If the indemnification provided for in this Section 2.06 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
     (c) Other Indemnification. The provisions of this Section 2.06 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.07 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
     (b) File with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
     (c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.08 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or counterparties to any total return swaps; provided, however, that, (a) unless such transferee is an Affiliate of such Purchaser, or a counterparty to a total return swap, each such transferee or assignee holds Registrable Securities representing at least $10 million of the Restricted Units, based on the Unit Purchase Price, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.09 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is superior in any way to the registration rights granted to the Purchasers hereunder.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
     (a) if to Purchaser, to the address set forth in the signature pages to the Purchase Agreement,
Tortoise Capital Advisors, L.L.C.
11550 Ash Street, Suite 300
Leawood, Kansas 66211
Attention: Zachary A. Hamel
Fax: 913.981.1021
Email: ZHamel@tortoiseadvisors.com
with a copy to:
Husch Blackwell Sanders LLP
1200 Main Street, Suite 2300
Kansas City, Missouri 64105
Attention: Steven F. Carman
Fax: 816.421.0596
Email: steve.carman@huschblackwell.com
     (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.08 above; and
     (c) if to the Partnership:
El Paso Pipeline Partners, L.P.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Attention: Robert W. Baker
Fax: 713.420.5043
Email: bob.baker@elpaso.com
with a copy to:
Andrews Kurth LLP
600 Travis Street, Suite 4200

Houston, Texas 77002
Attention: Gislar Donnenberg
Fax: 713.238.7167
Email: gdonnenberg@andrewskurth.com
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.08 hereof.
     Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Aggregation of Restricted Units. All Restricted Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.09 Governing Law. The Laws of the State of Texas shall govern this Agreement without regard to principles of conflicts of Laws that would apply the substantive law of some other jurisdiction.
     Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.

     Section 3.15 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.
     Section 3.16 Equal Treatment of Purchasers. Neither the Partnership nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Registrable Securities, or otherwise, to any holder of Registrable Securities for or as an inducement to, or in connection with solicitation of, any consent, waiver or amendment of any terms or provisions of the Registrable Securities or this Agreement or any of the other agreements referred to in this Agreement unless such consideration is paid to all Holders bound by such consent, waiver or amendment, whether or not such holders so consent, waive or agree to amend.
[Signature pages to follow]

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

EL PASO PIPELINE PARTNERS, L.P.
By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

By:	/s/ Robert W. Baker
	Name:	Robert W. Baker
	Title:	Executive Vice President and General Counsel

Signature Page to Registration Rights Agreement

Name of Holder:	Tortoise Energy Infrastructure Corporation

Signature of Authorized Signatory of Holder:	/s/ Zachary A. Hamel

Name of Authorized Signatory:	Zachary A. Hamel

Title of Authorized Signatory:	Managing Director